As filed with the Securities and Exchange Commission on December 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCR Atleos Corporation

(Exact name of registrant as specified in its charter)

Maryland	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of Principal Executive Offices, including Zip Code)

NCR Atleos 2023 Stock Incentive Plan

(Full title of the plan)

Ricardo J. Nunez

Executive Vice President, General Counsel and Secretary

NCR Corporation

864 Spring Street NW

Atlanta, GA 30308

(937) 445-1936

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by NCR Atleos Corporation (the “Registrant” or the “Company”), relating to 4,800,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable to certain officers, employees and consultants of the Company and its subsidiaries or affiliates and NCR Voyix Corporation (“Voyix”) and its subsidiaries or affiliates upon the settlement of restricted stock unit awards and the exercise of stock option awards of the Company received in connection with the adjustment of outstanding equity awards of Voyix pursuant to the separation into Voyix and the Company.

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) that relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus, or their permitted transferees, of up to 5,000,000 shares of Common Stock issuable to certain former officers and employees of Voyix and its subsidiaries or affiliates upon the settlement of restricted stock unit awards and the exercise of stock option awards of the Company received in connection with the adjustment of their outstanding equity awards of Voyix pursuant to its separation into Voyix and the Company. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders pursuant to this Reoffer Prospectus. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by each selling stockholder, and any other person with whom such holder is acting in concert for the purpose of selling the shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

NCR ATLEOS CORPORATION

5,000,000 Shares of Common Stock Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 5,000,000 shares of Common Stock, par value of $0.01 per share (the “Common Stock”), of NCR Atleos Corporation (the “Company” or “NCR Atleos”) issuable to certain former officers and employees of NCR Voyix Corporation (“Voyix”) and its subsidiaries or affiliates upon the settlement of restricted stock unit awards and the exercise of stock option awards of the Company received in connection with the adjustment of their outstanding equity awards of Voyix pursuant to its separation into Voyix and the Company. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Common Stock, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to the restricted stock unit awards and the stock option awards granted to Selling Stockholders will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Common Stock is currently listed on the New York Stock Exchange (“NYSE”) and traded under the symbol “NATL.” On December 18, 2023, the last reported sales price of the Common Stock on NYSE was $23.70 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE 2 OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 19, 2023

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://investorday.ncratleos.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) Registration Statement on Form 10 (File No. 001-41728) initially filed with the Commission on June 26, 2023, as amended by Amendment No.  1 as filed with the Commission on July 21, 2023 and as further amended by Amendment No.  2 as filed with the Commission on August 3, 2023 (as so amended, the “Form 10 Registration Statement”);

(b) Quarterly Report on Form 10-Q, as filed with the Commission on September  5, 2023 and November 14, 2023;

(c) Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof), as filed with the Commission on September  18, 2023, September  22, 2023, September  25, 2023, September  27, 2023, September  28, 2023, October 10, 2023 and October   18, 2023; and

(d) The description of the Registrant’s Common Stock contained in the Information Statement filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendments or supplements thereto.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part and prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

NCR Atleos Corporation

864 Spring Street NW

Atlanta, GA 30308

Phone: 678-808-69953

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this Reoffer Prospectus include, without limitation, statements regarding: our expectations of demand for our solutions and execution and the impact thereof on our financial results in 2023; NCR Atleos’ focus on advancing our strategic growth initiatives and software-led solutions with a higher mix of recurring revenue streams; our expectations of NCR Atleos’ ability to deliver increased value to customers and stockholders; and statements regarding the separation of NCR Corporation into two separate companies, including, but not limited to, statements regarding the future commercial performance of NCR Atleos (or its business) following such transaction and value creation and ability to innovate and drive growth generally as a result of such transaction. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:

•

Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; and our multinational operations;

•

Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change;

•	Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;

•

Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our future indebtedness, our obligations under other future financing arrangements, or required repurchase of any notes we may issue; any lowering or withdrawal of the ratings assigned to our future debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;

•

Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;

•	Governance: actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders;

•

Separation: that the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; the potential inability to access or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the incurrence of significant costs in connection with the separation; that NCR Atleos has no history operating as an independent, publicly traded company, and NCR Atleos’ historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results; NCR Atleos’ obligation to indemnify NCR Voyix pursuant to the agreements entered into in connection with the separation (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements; the potential adverse reactions to the separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent, and/or other provisions that may be triggered by the separation; unforeseen tax liabilities or changes in tax law; non-compete restrictions in the separation agreement entered into in connection with the separation; requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities; potential liabilities arising out of state and federal fraudulent conveyance laws; that certain of NCR Atleos’s executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR Corporation; potential difficulties in maintaining relationships with key personnel; that NCR Atleos will not be able to rely on the earnings, assets or cash flow of NCR Voyix and NCR Voyix will not provide funds to finance NCR Atleos’ working capital or other cash requirements.

•	Those factors described in the section entitled “Risk Factors” of this Reoffer Prospectus.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that stockholders will achieve any particular level of stockholder returns. Nor can there be any guarantee that the separation will enhance value for stockholders, or that NCR Atleos will be commercially successful in the future, or achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s registration statement on Form 10 (as amended) and the related Information Statement (a preliminary version of which is attached to the registration statement on Form 10 and is otherwise attached to a Current Report on Form 8-K filed by Atleos on August 15, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Common Stock. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to NCR Atleos Corporation.

Company Overview

NCR Atleos Corporation (NYSE: NATL) is an industry-leading financial technology company providing self-directed banking solutions to a global customer base including financial institutions, merchants, manufacturers, retailers and consumers. Self-directed banking is a rapidly growing, secular trend that allows banking customers to transact seamlessly between various channels all for the same transaction. Our comprehensive solutions enable the acceleration of self-directed banking through ATM and interactive teller machine technology, including software, services, hardware and our proprietary Allpoint network. While we provide all our solutions on a modular basis, we have also assembled these capabilities into a turnkey, end-to-end platform which we have branded “ATM-as-a-Service.”

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of up to [•] shares of Common Stock. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of the Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our registration statement on Form 10 (File No. 001-41728), initially filed with the SEC on June 26, 2023, as amended, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of the Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the shares of the Common Stock by the Selling Stockholders.

The table below sets forth, as of December 19, 2023 (the “Determination Date”): (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o NCR Atleos Corporation, 864 Spring Street NW, Atlanta, GA 30308.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their shares of Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares of Common Stock that may be sold hereunder will not exceed the number of shares of Common Stock offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in This Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
William Bancroft	26,051	26,051	—	—
James M. Bedore	144,293	144,293	—	—
Mithu Bhargava	7,672	7,672	—	—
Debra A. Bronder	172,129	172,129	—	—
Adrian Button	166,437	166,437	—	—
Daniel W. Campbell	138,548	138,548	—	—
James Ciminera	69,002	69,002	—	—
Adam J. Crighton	55,304	55,304	—	—
Frank G. D’Angelo	103,503	103,503	—	—
Linda K. Fischer	45,645	45,645	—	—
Patrice Graves	3,561	3,561	—	—
Michael D. Hayford	1,265,302	1,265,302	—	—
Brian Hurdis	123,796	123,796	—	—
Dirk G. Izzo	153,905	153,905	—	—
Ravindra K. Jonnavithula	2,321	2,321	—	—
Don Layden	133,884	133,884	—	—
Kade H. Mandrell	28,912	28,912	—	—
Frank Martire	394,000	394,000	—	—
Owen J. Sullivan	745,034	745,034	—	—
Marc Terry	1,008	1,008	—	—
William T. VanCuren	55,843	55,843	—	—
Tim D. Vanderham	69,002	69,002	—	—
Ronald S. Weas	40,691	40,691	—	—
Marija Zivanovic-Smith	2,090	2,090	—	—
Other Former Employees	1,052,067	1,052,067	—	—

(1)

Beneficial ownership and the percentage of Common Stock beneficially owned is computed on the basis of the shares of Common Stock outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)

Includes Common Stock issuable upon settlement of restricted stock awards and restricted stock units, and the exercise of stock options, including those that will vest more than 60 days from the Determination Date.

(3)

Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE or any other stock exchange on which the shares of Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions. The number of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he, she or they is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares of Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144, if available. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities in connection with the offering of the shares of Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain matters of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements of NCR ATMCo as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated in this Reoffer Prospectus by reference to Amendment No. 2 to the Registration Statement on Form 10 of NCR Atleos, LLC have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part hereof:

(a) Registration Statement on Form 10 (File No. 001-41728) initially filed with the Commission on June 26, 2023, as amended by Amendment No. 1 as filed with the Commission on July 21, 2023 and as further amended by Amendment No.  2 as filed with the Commission on August 3, 2023 (as so amended, the “Form 10 Registration Statement”);

(b) Quarterly Report on Form 10-Q, as filed with the Commission on September  5, 2023 and November 14, 2023;

(c) Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof), as filed with the Commission on September  18, 2023, September  22, 2023, September  25, 2023, September  27, 2023, September  28, 2023, October  10, 2023 and October 18, 2023; and

(d) The description of the Registrant’s Common Stock contained in the Information Statement filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendments or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter (“Charter”) and bylaws (“Bylaws”) provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision, which eliminates such liability to the maximum extent permitted by the MGCL.

The Charter and Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to (a) the Registrant’s present or former directors and officers and (b) any individual who, while serving as a director or officer of the Registrant, serves any other entity at our request.

The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. In addition, our directors and officers are covered by certain insurance policies maintained by us.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to our directors and officers pursuant to the above-described provisions, we understand that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

4.1	Articles of Incorporation of NCR Atleos Corporation (Exhibit 3.1 to the NCR Atleos Corporation Current Report on Form 8-K dated October 10, 2023).

4.2	Amended and Restated Bylaws of NCR Atleos Corporation (Exhibit 3.2 to the NCR Atleos Corporation Current Report on Form 8-K dated October 18, 2023).

5.1	Opinion of Venable LLP. *

23.1	Consent of PricewaterhouseCoopers LLP. *

23.2	Consent of Venable LLP (contained in Exhibit 5.1). *

24.1	Power of Attorney (contained on the signature page hereto). *

99.1	NCR Atleos Corporation 2023 Stock Incentive Plan (Exhibit 99.1 to the NCR Atleos Corporation Registration Statement on Form S-8 dated October 18, 2023).

107	Filing Fee Table *

*	Filed herewith

ITEM 9.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia.

NCR ATLEOS CORPORATION

Dated: December 19, 2023	By:	/S/ RICARDO J. NUNEZ
	Name:	Ricardo J. Nunez
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Ricardo J. Nunez as his or her true and lawful attorney-in-fact and agent, acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/S/ TIMOTHY C. OLIVER	Chief Executive Officer	December 19, 2023
Timothy C. Oliver	(Principal Executive Officer)

/S/ PAUL J. CAMPBELL	Chief Financial Officer	December 19, 2023
Paul J. Campbell	(Principal Financial Officer)

/S/ ANDREW R. DUVALL	Chief Accounting Officer and Controller	December 19, 2023
Andrew R. DuVall	(Principal Accounting Officer)

/S/ JOSEPH E. REECE	Chairman and Director	December 19, 2023
Joseph E. Reece

/S/ ODILON ALMEIDA	Director	December 19, 2023
Odilon Almeida

/S/ MARY ELLEN BAKER	Director	December 19, 2023
Mary Ellen Baker

/S/ MARK W. BEGOR	Director	December 19, 2023
Mark W. Begor

/S/ MICHELLE FRYMIRE	Director	December 19, 2023
Michelle Frymire

/S/ FRANK NATOLI	Director	December 19, 2023
Frank Natoli

/S/ JEFFRY H. VON GILLERN	Director	December 19, 2023
Jeffry H. von Gillern